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                                                                    Exhibit 10.3
                               September 11, 1996

By Federal Express
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Mr. John Offerdahl
7607 Forest Peach Road
Watervliet, Michigan  49098

Dear John:

     Einstein/Noah Bagel Corp. (the "Company") hereby acknowledges your voluntary termination of employment with the Company and the termination, as of July 26, 1996, of that certain Employment Agreement between you and the Company dated March 31, 1995 ("Employment Agreement"). In connection with such termination, the Stock Option Committee of the Board of Directors of the Company has accelerated the vesting of your March 31, 1995 stock option grant for 42,483 shares of common stock. Such option is immediately exercisable and shall remain exercisable until July 26, 1999, after which time the option shall expire and the right to purchase shares thereunder shall terminate immediately. All other options granted to you by the Company have been terminated and are of no further force and effect.

     You agree that the effective date of the termination of the Employment Agreement is July 26, 1996 and that Section 10 of the Employment Agreement survives until July 26, 1998, in accordance with the terms thereof. Nothwithstanding anything herein to the contrary, nothing herein shall affect any of the rights and obligations of you and the Company under the Agreement to Contribute Assets dated March 23, 1996 by and among the Company, Offerdahl's Bagel Gourmet, Inc. ("Offerdahl's") and the shareholders of Offerdahl's.

     Please acknowledge your acceptance of the terms outlined herein by signing the accompanying copy of this letter and returning it to me in the enclosed Federal Express envelope.


                            Very truly yours,

                            /s/ Joel M. Alam
                            ----------------------------
                            Joel M. Alam
                            Vice President and Secretary


ACKNOWLEDGED AND AGREED:

By: /s/ John A. Offerdahl
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    John A. Offerdahl

Date: 9-23-96
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